UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2013 pioneer power solutions, inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-155375 (Commission File Number)	27-1347616 (IRS Employer Identification No.)
400 Kelby Street, 9th Floor, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (212) 867-0700
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

On September 19, 2013, Pioneer Power Solutions, Inc. (the “Company”) announced the pricing of a public offering of 1,100,000 shares of common stock at a price of $7.00 per share. Closing of the offering is expected to occur on September 24, 2013, subject to customary closing conditions. The underwriters have been granted a 30-day option to purchase up to an additional 165,000 shares of common stock from the Company to cover over-allotments, if any, all at the offering price less the underwriting discount.

The Company also announced that, effective as of September 19, 2013, its common stock will begin trading on the Nasdaq Capital Market under the symbol “PPSI.” In connection with its listing on the Nasdaq Capital Market, the Company’s common stock will cease trading on the OTC Bulletin Board and the OTCQB.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press release dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pioneer Power Solutions, Inc.

Date: September 19, 2013	By:	/s/ Andrew Minkow
Name: Andrew Minkow
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press release dated September 19, 2013.